Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com
Zillow Group Reports Third-Quarter 2023 Financial Results
SEATTLE — Nov. 1, 2023 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended September 30, 2023.
Complete financial results for the third quarter and outlook for the fourth quarter of 2023 can be found in our shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.
“Despite a residential real estate industry that is down 14% from last year, Zillow is reporting positive growth: 3% in our total revenue, 34% in our rentals revenue, and 88% in our purchase mortgage origination business,” said Zillow co-founder and CEO Rich Barton. “We have strong momentum across the board, and it’s because we’re focused on building a better, more integrated real estate transaction experience for both movers and partners.”
Recent highlights include:
•Zillow Group’s third-quarter results exceeded the company’s outlook for revenue and Adjusted EBITDA.
•Q3 revenue was $496 million, up 3% year over year and above the midpoint of the company’s outlook range by $24 million.
◦Residential revenue of $362 million outperformed both the industry total transaction dollar1 decline of 14% and the high end of the company’s expectations, decreasing 3% year over year. The outperformance was primarily driven by connections growth to Premier Agent partners, which grew faster than the overall industry.
◦Rentals revenue of $99 million increased 34% year over year, driven primarily by the company’s multifamily revenue, which grew 42% year over year in Q3 2023.
◦Mortgages revenue of $24 million decreased 8% year over year, due primarily to higher interest rates that impacted demand for our mortgage marketplace. Q3 purchase loan origination volume grew 88% year over year from Q3 2022.
•On a GAAP basis, net loss was $28 million in Q3.
•Q3 Adjusted EBITDA was $107 million, $30 million above the midpoint of the company’s outlook range, driven primarily by strong Rentals revenue, higher-than-expected Residential revenue, and lower-than-expected operating expenses.
•We announced an agreement to acquire Follow Up Boss for $400 million in cash upon closing and up to $100 million in cash earnouts over a three-year period.
•Cash and investments of $3.3 billion at the end of Q3 were flat compared to the end of Q2, after $100 million in share repurchases in Q3. Our available repurchase authorization was $914 million at the end of Q3.
•Traffic to Zillow Group’s mobile apps and websites in Q3 was 224 million average monthly unique users, down 5% year over year. Visits during Q3 were 2.6 billion, down 5% year over year.
1 National Association of REALTORS® existing homes sold during Q3 2023 multiplied by the average selling price per home for Q3 2023, compared to the same period in 2022.

Third Quarter 2023 Financial Highlights

The following table sets forth Zillow Group’s financial highlights for the periods presented (in millions, except percentages, unaudited):

	Three Months Ended September 30,		2022 to 2023 % Change	Nine Months Ended September 30,		2022 to 2023 % Change
	2023	2022		2023	2022
Revenue:
Residential	$362	$372	(3)%	$1,103	$1,182	(7)%
Rentals	99	74	34%	264	206	28%
Mortgages	24	26	(8)%	74	101	(27)%
Other	11	11	—%	30	34	(12)%
Total revenue	$496	$483	3%	$1,471	$1,523	(3)%
Other Financial Data:
Gross profit	$386	$394		$1,165	$1,245
Net loss	$(28)	$(53)		$(85)	$(29)
Adjusted EBITDA (1)	$107	$130		$322	$441
Percentage of Revenue:
Gross profit	78%	82%		79%	82%
Net loss	(6)%	(11)%		(6)%	(2)%
Adjusted EBITDA	22%	27%		22%	29%
(1) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss for each of the periods presented. Adjusted EBITDA excludes the impact of discontinued operations.

Conference Call and Webcast Information
The company will host a live conference call to discuss these results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website. Participants must register for the live call in advance at https://www.netroadshow.com/events/login?show=cf4e1e3a&confId=45408 to receive emailed instructions. This pre-registration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of November 1, 2023, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.

Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future multiple listing service (“MLS”) rules and requirements; our ability to continue to innovate and compete successfully to attract customers and real estate partners; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of pending or future litigation and other disputes or enforcement actions; our ability to attract and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in subsequent quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make home a reality for more and more people. As the most visited real estate website in the United States, Zillow and its affiliates help people find and get the home they want by connecting them with digital solutions, great partners, and easier buying, selling, financing and renting experiences.
Zillow Group’s affiliates, subsidiaries and brands include Zillow®; Zillow Premier Agent®; Zillow Home Loans℠; Trulia®; Out East®; StreetEasy®; HotPads®; ShowingTime+SM; and Spruce®.
All marks herein are owned by MFTB Holdco, Inc., a Zillow affiliate. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org). © 2023 MFTB Holdco, Inc., a Zillow affiliate.
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information and its business that may be deemed material.
The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•Adjusted EBITDA does not reflect the results of discontinued operations;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect impairment and restructuring costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect interest expense or other income, net;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from the way we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash-flow metrics, net loss and our other GAAP results.
Adjusted EBITDA
The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss, for each of the periods presented (in millions, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to Net Loss:
Net loss	$(28)	$(53)	$(85)	$(29)
Loss from discontinued operations, net of income taxes	—	2	—	13
Income taxes	—	3	1	(1)
Other income, net	(34)	(12)	(108)	(19)
Depreciation and amortization	49	34	134	114
Share-based compensation	109	147	342	323
Impairment and restructuring costs	1	—	9	14
Acquisition-related costs	1	—	2	—
Interest expense	9	9	27	26
Adjusted EBITDA	$107	$130	$322	$441